LOCK-UP AGREEMENT

, 20__

Morgan Stanley & Co. LLC
Goldman Sachs & Co. LLC

BofA Securities, Inc.

c/o	Morgan Stanley & Co. LLC 1585 Broadway New York, NY 10036
c/o	Goldman Sachs & Co. LLC 200 West Street New York, NY 10282
c/o	BofA Securities, Inc. One Bryant Park New York, NY 10036

Ladies and Gentlemen:

The undersigned understands that Morgan Stanley & Co. LLC, Goldman Sachs & Co. LLC and BofA Securities, Inc. (collectively, the “Representatives”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Prelude Therapeutics Incorporated, a Delaware corporation (the “Company”), providing for the public offering (the “Public Offering”) by the several Underwriters, including the Representatives (the “Underwriters”), of shares (the “Shares”) of the voting common stock, par value $0.0001 per share, of the Company and the non-voting common stock, par value $0.0001 per share, of the Company (together, the “Common Stock”).

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of each of the Representatives, on behalf of the Underwriters, it will not, and will not publicly disclose an intention to, during the period commencing on the date hereof and ending 90 days after the date of the final prospectus (the “Restricted Period”) relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), by the undersigned or any other securities so owned convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to:

(a) transactions relating to shares of Common Stock or other securities acquired in the Public Offering or in open market transactions after the completion of the Public Offering;

(b) transfers or dispositions of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock (i) as a bona fide gift or charitable contribution, (ii) by will or intestacy or to any member of the undersigned’s immediate family or to a trust for the direct or indirect benefit of the undersigned and/or any member of the undersigned’s immediate family, (iii) to any corporation, partnership, limited liability company or other business entity, all of the beneficial ownership interests of which, in each such case, are held by the undersigned or any member of the undersigned’s immediate family, (iv) if the undersigned is an entity, to limited partners, members, shareholders or holders of similar equity interests in the undersigned, or (v) if the undersigned is an entity, to another corporation, partnership, limited liability company, trust or other business entity that is an affiliate (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended) of the undersigned, or to any investment fund or other entity controlled or managed by the undersigned or affiliated with the undersigned; provided that, in the case of any transfer or distribution pursuant to this clause (b), (A) each transferee, donee or distributee shall sign and deliver a lock-up agreement substantially in the form of this agreement and (B) no filing under Section 16(a) of the Exchange Act reporting a reduction in beneficial ownership of shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock shall be required or shall be voluntarily made during the Restricted Period (other than, in the case of a transfer or other disposition pursuant to clause (i) or (ii) above, a Form 5 required to be filed under the Exchange Act if the undersigned is subject to Section 16 reporting with respect to the Company under the Exchange Act; any such filing will indicate by footnote disclosure or otherwise the nature of the transfer or disposition); and provided further that any such transfer pursuant to this clause (b) shall not involve a transfer or distribution for value;

(c) transfers of shares of Common Stock or any security convertible into or exercisable or exchangeable for shares of Common Stock by operation of law pursuant to a qualified domestic order or other court order or in connection with a divorce settlement; provided that (i) any filing under Section 16(a) of the Exchange Act made during the Restricted Period shall clearly indicate in the footnotes thereto that (A) the filing relates to the circumstances described in this clause (c) and (B) no securities were sold by the undersigned, and (ii) the undersigned does not otherwise voluntarily effect any other public filing or report regarding such transfers during the Restricted Period;

(d) (i) the exercise of options or other similar awards or the vesting or settlement of awards granted pursuant to the Company’s equity incentive plans as described in the Prospectus and outstanding on the date of the Underwriting Agreement (including the delivery and receipt of shares of Common Stock, other awards or any securities convertible into or exercisable or exchangeable for shares of Common Stock in connection with such exercise, vesting or settlement), or (ii) the transfer or disposition of shares of Common Stock or any securities convertible into shares of Common Stock by the undersigned to the Company (or the purchase and cancellation of the same by the Company) upon a vesting or settlement event of the Company’s securities or upon the exercise of options to purchase the Company’s securities on a “cashless” or “net exercise” basis solely to the extent permitted by the instruments representing such options pursuant to the Company’s equity incentive plans as described in the Prospectus and solely to cover withholding tax obligations in connection with such transaction and any transfer to the Company for the payment of taxes as a result of such transaction, provided that (A) the shares of Common Stock received upon the exercise or settlement of the option are subject to the terms of this agreement, (B) no public disclosure or filing under Section 16(a) of the Exchange Act shall be voluntarily made during the Restricted Period and (C) to the extent a filing under Section 16(a) of the Exchange Act is required during the Restricted Period as a result of transfers in this clause (d), it shall clearly indicate that the filing relates to the circumstances described in this clause (d);

(e) transfers to the Company pursuant to the repurchase of shares of Common Stock in connection with the termination of the undersigned’s employment with the Company or other service relationship with the Company pursuant to contractual agreements with the Company as in effect as of the date of the Prospectus, provided that no public disclosure or filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made during the Restricted Period;

(f) transactions in connection with the conversion of non-voting common stock to voting common stock, provided that any such shares of voting common stock received upon such conversion or reclassification shall be subject to the terms of this agreement;

(g) facilitating the establishment of a trading plan on behalf of a stockholder, officer or director of the Company pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock, provided that (i) such plan does not provide for the transfer of Common Stock during the Restricted Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Common Stock may be made under such plan during the Restricted Period; or

(h) transfers pursuant to a bona fide third-party tender offer for all outstanding shares of Common Stock or securities convertible into or exercisable or exchangeable for shares of Common Stock, merger, amalgamation, consolidation or other similar transaction approved by the Company’s Board of Directors and made to all holders of the Company’s securities involving a “change of control” of the Company (including, without limitation, the entering into any lock-up, voting or similar agreement pursuant to which the undersigned may agree to transfer, sell, tender or otherwise dispose of shares of Common Stock or other such securities in connection with such transaction, or vote any shares of Common Stock or other such securities in favor of any such transaction); provided that in the event that such tender offer, merger, amalgamation, consolidation or other such transaction is not completed, such securities held by the undersigned shall remain subject to the provisions of this agreement.

In addition, the undersigned agrees that, without the prior written consent of each of the Representatives, on behalf of the Underwriters, it will not, and will not publicly disclose an intention to, during the Restricted Period, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Common Stock except in compliance with the foregoing restrictions.

For purposes of this agreement, (i) “immediate family” shall mean any relationship by blood, marriage, domestic partnership or adoption, not more remote than first cousin, and (ii) “change of control” shall mean the consummation of any bona fide third party tender offer, merger, amalgamation, consolidation or other similar transaction the result of which is that any “person” (as defined in Section 13(d)(3) of the Exchange Act), or group of persons, other than the Company, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of greater than 50% of total voting power of all outstanding voting securities of the Company (or the surviving entity).

In the event that a release is granted to any Major Holder (as defined below) other than the undersigned relating to the lock-up restrictions set forth above for Common Stock, the same percentage of Common Stock held by the undersigned shall be immediately and fully released (the “Pro-rata Release”) on the same terms from any remaining lock-up restrictions set forth herein. Notwithstanding the foregoing, no waiver or termination will constitute a Pro-rata Release, if: (a) such release is granted from such lockup restrictions to any individual party or parties (other than shareholders subject to Section 16 reporting with respect to the Company under the Exchange Act) to sell or otherwise transfer or dispose of Common Stock or other securities in an amount up to an aggregate of $1,000,000, or (b) such waiver or termination, in full or in part, is in connection with any underwritten public offering, whether or not such offering or sale is wholly or partially a secondary offering of the Common Stock during the Restricted Period (a “Follow-on Offering”); provided that the undersigned, to the extent the undersigned has a contractual right to demand or require the registration of the undersigned’s Common Stock or otherwise “piggyback” on a registration statement filed by the Company for the offer and sale of its Common Stock, (i) shall be offered the opportunity to participate on a pro rata basis consistent with such contractual rights in such Follow-on Offering and on pricing terms that are no less favorable than the terms of the Follow-on Offering or (ii) such contractual rights are waived pursuant to the terms thereof; and in the event the Underwriters make the determination to cut back the number of securities to be sold by shareholders in the Follow-on Offering, such cut back shall be on a basis consistent with such contractual rights. Notwithstanding any other provisions of this Agreement, if the Representatives in their sole discretion determine that a record or beneficial owner of Common Stock, or other securities convertible into or exercisable or exchangeable for Common Stock, should be granted an early Pro-rata Release, in an amount up to an aggregate of $2,000,000, due to circumstances of emergency or hardship, then the undersigned shall not have any right to be granted a release pursuant to the terms of this paragraph.

In the event that any percentage of such Common Stock released from the lock-up restrictions are subject to any restrictions of the type set forth in clause (1) or (2) of the second paragraph of this Agreement, the same restrictions shall be applicable to the release of the same percentage of Common Stock held by the undersigned.  In the event that the undersigned is released from any of its obligations under this Agreement (pursuant to this paragraph), or by virtue of this Agreement (pursuant to this paragraph), becomes entitled to offer, pledge, sell, contract to sell, or otherwise dispose of any Common Stock prior to the date that is 90 days after the date of the Prospectus, the Representatives shall use their commercially reasonable efforts to provide notification of such to the Company within three business days thereof, and the Company, in turn, shall use commercially reasonable efforts to notify the undersigned within one business day thereafter; provided that the failure to provide such notice to the Company or the undersigned shall not give rise to any claim or liability against the Representatives or the Underwriters.  For purposes of this Agreement, each of the following persons is a “Major Holder”: each officer and director of the Company and each record or beneficial owner, as of the date hereof, of more than 1% of the outstanding shares of securities of the Company (for purposes of determining record or beneficial ownership of a shareholder, all shares of securities held by investment funds affiliated with such shareholders shall be aggregated).

The undersigned understands that the Company and the Underwriters are relying upon this agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

The undersigned acknowledges and agrees that the Underwriters have not provided any recommendation or investment advice nor have the Underwriters solicited any action from the undersigned with respect to the Public Offering of the Shares and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate. The undersigned further acknowledges and agrees that, although the Underwriters may provide certain Regulation Best Interest and Form CRS disclosures or other related documentation to you in connection with the Public Offering, the Underwriters are not making a recommendation to you to participate in the Public Offering or sell any Shares at the price determined in the Public Offering, and nothing set forth in such disclosures or documentation is intended to suggest that any Underwriter is making such a recommendation.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

The undersigned understands that, if (i) the Representatives, on the one hand, or the Company, on the other hand, informs the other in writing, prior to the execution of the Underwriting Agreement, that it has determined not to proceed with the Public Offering, (ii) the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the securities to be sold thereunder, (iii) the registration statement related to the Public Offering is withdrawn prior to the execution of the Underwriting Agreement or (iv) the Underwriting Agreement is not executed on or before February 26, 2021 , then, in each case, this agreement shall automatically, and without any action on the part of any other party, be of no further force and effect, and the undersigned shall be automatically released from all obligations under this agreement.

This agreement and any claim, controversy or dispute arising under or related to this agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

[SIGNATURES TO FOLLOW]

By: __________________________

Name: David Bonita

Title: Director

ORBIMED PRIVATE INVESTMENTS VI, LP

By: OrbiMed Capital GP VI LLC,

its General Partner

By: OrbiMed Advisors LLC,

its Managing Member

By: __________________________

Name: David Bonita

Title: Member

ORBIMED PARTNERS MASTER FUND LIMITED

By: OrbiMed Capital LLC, solely in its

capacity as Investment Advisor

By: __________________________

Name: David Bonita

Title: Member

THE BIOTECH GROWTH TRUST PLC

By: OrbiMed Capital LLC, solely in its

capacity as Portfolio Manager

By: __________________________

Name: David Bonita

Title: Member